AMENDMENT NO. 3 TO MASTER DISTRIBUTION
                          AND SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                  Advisor Class

         THIS AMENDMENT NO. 3 TO MASTER DISTRIBUTION AND SHAREHOLDER SERVICES PLAN is made as of the 30th day of June, 1998, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and Shareholder Services Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Master Distribution and Shareholder Services Plan dated September 3, 1996, amended June 13, 1997 and September 30, 1997 (the "Plan"); and

         WHEREAS, American Century Capital Portfolios, Inc., has added a series, the American Century Small Cap Value Fund (the "Fund"), for which the Fund's board has established an Advisor Class of shares; and

         WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the Fund.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. American Century Capital Portfolios, Inc. hereby adopts the Plan on behalf of the Fund, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

         2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Shareholder Services Plan, as amended by Amendment No. 1 , Amendment No. 2 and this Amendment No. 3.

         4. In the event of a conflict between the terms of this Amendment No.3 and the Plan, it is the intention of the parties that the terms of this Amendment No. 3 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 3, the parties hereby confirm and ratify the Plan.

         5. This Amendment No. 3 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first above written.

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                    AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY STRATEGIC ASSET
                      ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.


                   BY: /s/Patrick A. Looby
                       Patrick A. Looby
                       Vice President of each of the Issuers

                                   SCHEDULE A

                      Series Offering Advisor Class Shares

Fund                                                                                  Date Plan Adopted
----                                                                                  -----------------
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
      American Century Equity Income Fund                                             September 3, 1996
      American Century Value Fund                                                     September 3, 1996
      American Century Real Estate Fund                                               June 13, 1997
      American Century Small Cap Value Fund                                           June 30, 1998
AMERICAN CENTURY MUTUAL FUNDS, INC.
      American Century Balanced Fund                                                  September 3, 1996
      Benham Cash Reserve Fund                                                        September 3, 1996
      Twentieth Century Growth Fund                                                   September 3, 1996
      Twentieth Century Heritage Fund                                                 September 3, 1996
      Benham Intermediate-Term Bond Fund                                              September 3, 1996
      Benham Limited-Term Bond Fund                                                   September 3, 1996
      Benham Bond Fund                                                                September 3, 1996
      Twentieth Century Select Fund                                                   September 3, 1996
      Twentieth Century Ultra Fund                                                    September 3, 1996
      Twentieth Century Vista Fund                                                    September 3, 1996
      Benham High-Yield Fund                                                          September 20, 1997
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
      American Century Strategic Allocation: Aggressive                               September 3, 1996
      American Century Strategic Allocation: Conservative                             September 3, 1996
      American Century Strategic Allocation: Moderate                                 September 3, 1996
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
      Twentieth Century International Growth Fund                                     September 3, 1996
      Twentieth Century International Discovery Fund                                  September 3, 1996
      Twentieth Century Emerging Markets Fund                                         September 3, 1996